FORM OF INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of [    ], 20[ ] by and among First Solar, Inc., a Delaware corporation (the “Company”), and [Name of Director or Officer] (the “Indemnitee”).
WHEREAS, the Indemnitee is a director or officer of the Company;
WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving as directors or officers of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as directors or officers of the Company free from undue concern that they will not be so indemnified; and
WHEREAS, the Indemnitee is willing to serve or continue to serve as a director or officer of the Company, on the condition that the Indemnitee be so indemnified;
NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:
Section 1.Services by the Indemnitee. The Indemnitee agrees to serve or continue to serve at the request of the Company as a director or officer of the Company. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

Section 2.Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by the General Corporation Law of the State of Delaware and Delaware law as in effect on the date hereof, or as such laws may from time to time hereafter be amended in accordance with Section 24. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3.Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of the Indemnitee's Corporate Status (as hereinafter defined), the Indemnitee was, is, or is threatened to be made, a party to any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, the Company shall indemnify the Indemnitee against Expenses, judgments, fines (including any excise taxes assessed on the Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

Section 4.Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of the Indemnitee's Corporate Status, the Indemnitee was, is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company or if applicable law prohibits such indemnification unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 5.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that the Indemnitee is, by reason of the Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the

Indemnitee against all Expenses actually and reasonably incurred by him in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 5, the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, or (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement; provided that in no event shall the Indemnitee be entitled to indemnification under Section 5 with respect to a claim, issue or matter to the extent applicable law prohibits such indemnification.

Section 6.Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of the Indemnitee's Corporate Status, a witness in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.

Section 7.Advancement of Expenses. The Company shall advance all Expenses actually and reasonably paid or incurred by or on behalf of the Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee. The Indemnitee hereby expressly undertakes to repay such amounts advanced, if, but only if, and then only to the extent that, it shall ultimately be determined by a final, non-appealable adjudication or arbitration decision that the Indemnitee is not entitled to be indemnified against such Expenses. The Indemnitee further undertakes to return any such advance which remains unspent at the final, non-appealable conclusion of the Proceeding to which the advance related. All amounts advanced to the Indemnitee by the Company pursuant to this Section 7 and repaid shall be repaid without interest. The Company shall make all advances pursuant to this Section 7 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company within 20 days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 8.Procedure for Determination of Entitlement to Indemnification.

(a)To obtain indemnification under this Agreement, following final disposition of the applicable Proceeding, the Indemnitee shall submit to the Company a written request therefor, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in the specific case:  (i) by a majority voted of the Disinterested Directors (as hereinafter defined), even though less than a quorum; or (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum; or (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 8(c), in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (iv) by the stockholders of the Company. If it is so determined that the Indemnitee is entitled to indemnification, the Company shall make payment to the Indemnitee within 10 days after such determination. The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee's entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 8(c), in a written opinion to the Board.

(c)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 8(b) hereof, and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 10(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9.	Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a)In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Person or Persons making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof to overcome that presumption.

(b)Subject to the terms of Section 16 hereof, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

(c)For purposes of any determination of the Indemnitee's entitlement to indemnification under this Agreement or otherwise, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Proceeding, to have also had no reasonable cause to believe the Indemnitee's conduct was unlawful, if it is determined by the Board or by the Independent Counsel, as applicable, that the Indemnitee's actions were based on good faith reliance on the records or books of account of the Company or Another Enterprise, or on information supplied to the Indemnitee by the officers of the Company or Another Enterprise in the course of their duties, or on the advice of legal counsel for the Company or Another Enterprise or on information or records given or reports made to the Company or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or Another Enterprise.

Section 10.Remedies of the Indemnitee.

(a)In the event that (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by the Disinterested Directors, a committee of Disinterested Directors or the stockholders of the Company pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within 20 days after receipt by the Company of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within 20 days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 6 of this Agreement within 30 days after receipt by the Company of a written request therefor or (vi) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or Section 9 of this Agreement, the Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of the Indemnitee's entitlement to such indemnification or advancement of Expenses. The Indemnitee shall commence such Proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by the Indemnitee to enforce the Indemnitee's rights under Section 5 of this Agreement.

(b)In the event that a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)Any judicial adjudication determined under this Section 10 shall be final and binding on the parties.

Section 11.Defense of Certain Proceedings. The Company shall be entitled to participate in the defense of any Proceeding or to assume the defense thereof, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election to do so; provided, however, that in the event that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Proceeding (including any impleaded parties) include both the Company and the Indemnitee, and the Indemnitee shall conclude that there may be one or more legal defenses available to the Indemnitee that are different from or in addition to those available to the Company, or (iii) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company's expense.

Section 12.Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim, issue or matter therein, brought or made by the Indemnitee against the Company, its directors, officers, employees or agents, except for:

(a)any claim or Proceeding in respect of this Agreement and the Indemnitee's rights hereunder;

(b)any claim or Proceeding to establish or enforce a right to indemnification under (x) any statute or law, (y) any other agreement with the Company or (z) the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect;

(c)any counter-claim or cross-claim brought or made by the Indemnitee against the Company in any Proceeding brought by or in the right of the Company against the Indemnitee; or

(d)Proceedings or claims consented to by the Board.

Section 13.Contribution

(a)If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe the Indemnitee's conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.

(b)The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 13(a) above.

(c)No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act (as hereinafter defined)) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 14.Director Liability Insurance. To the extent the Company maintains an insurance policy or policies providing liability insurance for directors or officers of the Company, the Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any such director or officer of the Company.

Section 15.Security. The Company may, but shall not be required to, provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral.

Section 16.Settlement of Claims. The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if such settlement solely involves the payment of money, the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by an Indemnitee in settlement of any Proceeding unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

Section 17.Duration of Agreement. This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of the Indemnitee's Corporate Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto, whether or not the Indemnitee is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.

Section 18.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under the Company's Certificate of Incorporation or Bylaws, any insurance policy, contract, agreement or otherwise.

Section 19.Limitation of Liability. Notwithstanding any other provision of this Agreement, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.

Section 20.Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 21.Definitions. For purposes of this Agreement:

(a)“Another Enterprise” means any corporation (other than the Company), partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is serving at the request of the Company as a director, officer, employee, partner, member, agent or in a similar capacity.

(b)“Change of Control” shall mean the occurrence of any one or more of the following:

(i)Change in Board Composition. Individuals who, as of the date hereof, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the date hereof whose appointment or election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose assumption of office after the date hereof occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act), other than the Board or any Specified Stockholder;

(ii)Business Combination. Consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (1) the Company or (2) any of its subsidiaries, but in the case of this clause (2) only if Company Voting Securities (as hereinafter defined) are issued or issuable in connection with such transaction or (B) a sale or other disposition of all or substantially all the assets of the Company (each of the events referred to in clause (A) or (B) being hereinafter referred to as a “Reorganization”), unless, immediately following such Reorganization, (x) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)(as hereinafter defined)) of shares of the Company's common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company or a Subsidiary), (y) no Person (excluding (i) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (ii) any Specified Stockholder) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (z) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(iii)Stock Acquisition. Any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any Specified Stockholder, becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 30%; provided, however, that for purposes of this Section 21(b)(iii) only (and not for purposes of Sections 21(b)(i), (ii) or (iv)), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any subsidiary, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (3) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities and (4) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of Section 21(b)(i); or

(iv)Liquidation. Stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in Section 21(b)(ii) that does not otherwise constitute a Change of Control.

(c)“Corporate Status” describes the status of an individual who is or was director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, member, agent or in a similar capacity of Another Enterprise.

(d)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding for which indemnification is sought by the Indemnitee.

(e)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)“Expenses” shall include all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(g)“Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and such law firm neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

(h)“Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(i)“Proceeding” includes any action, suit or proceeding, whether civil, criminal, administrative or investigative.

(j)“Securities Act” means the Securities Act of 1933, as amended.

(k)“Specified Stockholder” shall mean any of (a) JCL FSLR Holdings, LLC and its beneficiaries, (b) JTW Trust No. 1 UAD 9/19/02 and its beneficiaries, (c) any Person directly or indirectly controlled by any of the foregoing and (d) any trust for the direct or indirect benefit of any of the foregoing.

(l)References to “the Company” shall include, in addition to any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 22.Non-Exclusivity. The Indemnitee's rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company's Certificate of Incorporation or Bylaws, any other agreement, a vote of stockholders, a resolution of directors or otherwise. In no event shall the Company have any indemnification obligation to the Indemnitee in connection with the Indemnitee's service to any Person other than the Company or Another Enterprise.

Section 23.Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

Section 24.Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a director or officer of such corporation, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify (or to otherwise pay or advance Expenses as to any Proceeding for the benefit of) a director or officer of such corporation, such change shall have no effect on this Agreement or any of the Indemnitee's rights hereunder, except and only to the extent required by law.

Section 25.Interpretation of Agreement. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

Section 26.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 27.Governing Law; Jurisdiction and Venue.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(b)    Each of the parties (a) consents to submit itself to the personal jurisdiction of the courts of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than the courts of the State of Delaware or any Federal court sitting in the State of Delaware.
Section 28.Notice by the Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure of the Indemnitee to timely provide such notice shall not affect the Indemnitee's right to be indemnified or to receive advancement of Expenses under this Agreement except if, and then only to the extent that, the Company is actually and materially prejudiced by such failure.

Section 29.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) sent via facsimile or electronic mail transmission (with electronic or telephonic confirmation of receipt):

(i) If to the Company:

First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281
Facsimile No.: (602) 414-9400
Attention: General Counsel

With a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Facsimile No.: (212) 474-3700
Attention: Erik R. Tavzel, Esq.

(ii) If to the Indemnitee, to the address of the Indemnitee set forth on the signature page hereof;

or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 29.

Section 30.Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in the Indemnitee's Corporate Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a wavier of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 31.Entire Agreement. This Agreement embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, commitments, agreements, representations and understandings, whether written or oral, relating to such subject matter and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

Section 32.Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 33.Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

Section 34.Successors and Assigns. (a) This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

(a)This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 34(a). Without limiting the generality or effect of the foregoing, the Indemnitee's right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee's will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 34(b), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

FIRST SOLAR, INC.,
By:

Name:

Title:

[NAME OF DIRECTOR OR OFFICER],

Address: